Exhibit 99. (h)(4)

                            MASTER LICENSE AGREEMENT

                                   Appendix A
                             as of September 1, 2000
                            amended as of May 1, 2001

                    Flag Investors Communications Fund, Inc.
                     Flag Investors Value Builder Fund, Inc.
                    Flag Investors Equity Partners Fund, Inc.
                        Flag Investors Series Funds, Inc.

IN WITNESS WHEREOF, Licensor and each Licensee have each caused this Amended Appendix A to the Master License Agreement dated September 1, 2000 to be executed in their names and on their behalf by and through their duly authorized officers, as of May 1, 2001.

                                   DEUTSCHE BANC ALEX. BROWN INC.
                                   (formerly, Deutsche Banc Alex. Brown, LLC)

                                   By: /s/Tim Schweizer
                                       -----------------------------
                                   Name:  Tim Schweizer
                                   Title: Managing Director

                                   By: /s/Gary V. Fearnow
                                       -----------------------------
                                   Name: Gary V. Fearnow
                                   Title: Managing Director


                                   FLAG INVESTORS COMMUNICATIONS FUND, INC.
                                   FLAG INVESTORS VALUE BUILDER FUND, INC.
                                   FLAG INVESTORS EQUITY PARTNERS FUND, INC.
                                   FLAG INVESTORS SERIES FUNDS, INC.

                                   By: /s/Amy M. Olmert
                                       -----------------------------
                                   Name: Amy M. Olmert
                                   Title: Secretary

                                                        MASTER LICENSE AGREEMENT

               THIS LICENSE AGREEMENT made as of this 1/st/ day of September, 2000, by and between Deutsche Banc Alex. Brown, LLC, a Maryland corporation ("Licensor"), and each Licensee listed in Appendix A. Each Licensee is a Maryland corporation, except Flag Investors Portfolios Trust which is a New York business trust.

                              W I T N E S S E T H:
                              -------------------

               WHEREAS, Licensor has a proprietary interest in the name "Flag Investors" and in the logo used on each Licensee's prospectus (the "Flag Logo"), which interests are recognized by each Licensee; and

               WHEREAS, Licensor wishes to permit use of the name "Flag Investors" and the Flag Logo by each Licensee, subject to the terms and conditions set forth herein;

               NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, it is hereby understood and agreed as follows:

               1. Each Licensee acknowledges that it adopted its corporate name and logo through the permission of Licensor which consents to the non-exclusive use by each Licensee of the name listed in Appendix A and the Flag Logo only as long as Deutsche Banc Alex. Brown, LLC or its affiliates serve as each Licensee's investment advisor.

               2. Each Licensee recognizes that its right to use the name "Flag Investors" and the Flag Logo is non-exclusive and that Licensor may from time to time permit other entities, including entities engaged in the same or similar business as each Licensee, to use the name "Flag Investors" or the Flag Logo.

               3. Each Licensee covenants and agrees to protect, exonerate, defend, indemnify and hold harmless Licensor, its partners, agents, officers and employees from and against any and all costs, losses, claims, damages or liabilities, joint or several, including all legal expenses, which may arise or have arisen out of each Licensee's use or misuse of the name "Flag Investors" or the Flag Logo or out of any breach of or failure to comply with this agreement.

               4. Each Licensee shall not distribute or circulate any prospectus, proxy statement, sales literature, promotional material or other printed matter required to be filed with the Securities and Exchange Commission under Section 24(b) of the Investment Company Act of 1940, as amended, which contains any references to or uses the name "Flag Investors" or the Flag Logo without the prior approval of the Licensor and shall submit, as requested, all such materials in draft form, allowing sufficient time for review by Licensor and its counsel prior to any deadline for printing.

               5. If Deutsche Banc Alex. Brown, LLC or its affiliates or any successor to its business shall cease to serve as each Licensee's investment advisor, each Licensee:

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          (a)  As promptly as practicable, will take all necessary director or shareholder action to cause its Articles of Incorporation to be amended to accomplish a change of the fund's name and change of logo;

(b) Within 90 days after the termination of this agreement or such similar contractual arrangement, shall cease to use in any other manner, including but not limited to use in any prospectus, sales literature or promotional material, the name "Flag Investors" or any name, mark or logotype derived from it or similar to it or indicating that each Fund is advised, administered or distributed by or otherwise associated with Licensor or Deutsche Banc Alex. Brown, LLC.

          6. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, including any successors to the business nor or thereafter conducted by them.

          IN WITNESS WHEREOF, Licensor and each Licensee have each caused this Agreement to be executed by a duly authorized officer and to have its seal affixed hereto and to be attested by its Secretary as of the day and year first herein written.

ATTEST:                                     DEUTSCHE BANC ALEX. BROWN, LLC

/s/ Savonne Ferguson                        /s/ Tim Schweizer
---------------------------                 ------------------------------------
Savonne Ferguson                            By: Tim Schweizer
                                            Title:

                                            /s/Gary V. Fearnow
                                            ------------------
                                            By:  Gary V. Fearnow
                                            Title: Managing Director

ATTEST: FLAG INVESTORS COMMUNICATIONS FUND, INC., FLAG INVESTORS SERIES FUNDS, INC., FLAG INVESTORS
                                           EMERGING GROWTH FUND, INC.,
                                           FLAG INVESTORS EQUITY PARTNERS
                                           FUND, INC., FLAG INVESTORS REAL
                                           ESTATE SECURITIES FUND, INC., FLAG
                                           INVESTORS SHORT-INTERMEDIATE
                                           INCOME FUND, INC., FLAG INVESTORS
                                           VALUE BUILDER FUND, INC., FLAG
                                           INVESTORS FUNDS, INC., FLAG
                                           INVESTORS PORTFOLIOS TRUST

/s/ Savonne Ferguson                        /s/ Amy M. Olmert
--------------------------
Savonne Ferguson                            By:   Amy M. Olmert
                                            Title: Secretary

ATTEST: ISI TOTAL RETURN U.S. TREASURY FUND, INC. on behalf FLAG INVESTORS TOTAL RETURN U.S. TREASURY FUND CLASS A SHARES and ISI MANAGED MUNICIPAL FUND, INC. on behalf of FLAG INVESTORS MANAGED
                                           MUNICIPAL FUND CLASS A SHARES

/s/ Savonne Ferguson                        /s/ Edward J. Veilleux
-------------------                         ----------------------
Savonne Ferguson                            By:  Edward J. Veilleux
                                            Title: Vice President

                                   APPENDIX A

                    FLAG INVESTORS COMMUNICATIONS FUND, INC.
                 FLAG INVESTORS SERIES FUNDS, INC. on behalf of
                    FLAG INVESTORS INTERNATIONAL EQUITY FUND
                    FLAG INVESTORS EMERGING GROWTH FUND, INC.
                    FLAG INVESTORS EQUITY PARTNERS FUND, INC.
                FLAG INVESTORS REAL ESTATE SECURITIES FUND, INC.
               FLAG INVESTORS SHORT-INTERMEDIATE INCOME FUND, INC.
                     FLAG INVESTORS VALUE BUILDER FUND, INC.
                     FLAG INVESTORS FUNDS, INC. on behalf of
                           FLAG INVESTORS TOP 50 WORLD
                          FLAG INVESTORS TOP 50 EUROPE
                           FLAG INVESTORS TOP 50 ASIA
                            FLAG INVESTORS TOP 50 US
                      FLAG INVESTORS EUROPEAN MID-CAP FUND
                     FLAG INVESTORS JAPANESE EQUITY FUND and
                     FLAG INVESTORS GROWTH OPPORTUNITY FUND
                  FLAG INVESTORS PORTFOLIOS TRUST on behalf of
                             TOP 50 WORLD PORTFOLIO
                             TOP 50 EUROPE PORTFOLIO
                              TOP 50 ASIA PORTFOLIO
                               TOP 50 US PORTFOLIO
                               PROVESTA PORTFOLIO
                            JAPANESE EQUITY PORTFOLIO
                            COMMUNICATIONS PORTFOLIO
             ISI TOTAL RETURN U.S. TREASURY FUND, INC. on behalf of
          FLAG INVESTORS TOTAL RETURN U.S. TREASURY FUND CLASS A SHARES
                  ISI MANAGED MUNICIPAL FUND, INC. on behalf of
              FLAG INVESTORS MANAGED MUNICIPAL FUND CLASS A SHARES